EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To  the  Board  of  Directors:
Pediatric  Prosthetics,  Inc.
Houston, Texas

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated September 21, 2006, relating to the balance sheets of Pediatric Prosthetics, Inc. as of June 30, 2006 and 2005, and the related statements of operations, stockholders' deficit and cash flows for the years then ended.

We also consent to the reference to our firm under the heading "Experts" appearing herein.


/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February  7, 2007

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